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                                                                     Exhibit 2.4



                       AMENDMENT TO AGREEMENT TO SUBLEASE


         This Amendment to the Agreement to Sublease (this "Amendment") is entered into as of March 8, 2001 among SpectraSite Holdings, Inc. ("SpectraSite"), California Tower, Inc. ("TowerCo"), Verizon Wireless (VAW) LLC (formerly known as Vodafone AirTouch Licenses LLC, as successor to AirTouch Communications, Inc.) ("AirTouch"), Los Angeles SMSA Limited Partnership ("LASMSA"), Oxnard-Ventura-Simi Limited Partnership ("OVS") (collectively, AirTouch, LASMSA and OVS referred to herein as the "Sublessors"),

                                   WITNESSETH:

         WHEREAS, the parties hereto entered into an Agreement to Sublease dated February 16, 2000 (the "Agreement to Sublease"), pursuant to which Sublessors agreed to lease or sublease certain cellular towers to TowerCo;

         WHEREAS, pursuant to the Agreement to Sublease, the Final Closing was to occur no later than February 15, 2001;

         WHEREAS, pursuant to a letter agreement dated as of February 15, 2001, the parties agreed to negotiate in good faith for a three week period to explore whether the parties desired to extend the date upon which the Final Closing must occur;

         WHEREAS, the parties now mutually desire to extend the date upon which the Final Closing must occur to June 29, 2001 under the terms and conditions set forth in this Amendment; and

         WHEREAS, in order to effectuate these purposes, the parties hereto have entered into this Amendment.

         NOW, THEREFORE, for and in consideration of valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and further in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

     1. Section 1.19 of the Agreement to Sublease shall be deleted in its entirety and replaced with the following:

                  Included Towers.  Means:

                    a. all Towers included within a Closing which occurred on or before February 15, 2001;

                    b.   the Tower at the Site  designated on Annex I as PV-386;
                         and

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                    c.   those  Towers  included on Annex I hereto (i) which are
                         not included in subsection 1(a) above and (ii) which TowerCo, in its sole discretion, consents to in writing
                         to   be   included   within   a   Closing;    including
                         modifications of terms as the parties may agree.


     2. The third sentence of Section 2.2(b) of the Agreement to Sublease shall be deleted in its entirety and replaced with the following:

                  If such consent is obtained prior to the Final Closing Date with respect to any Restricted Item, such item and the related Tower and other associated Assets shall be subjected to the Sublease at the next practicable Subsequent Closing; provided, however, that Towers and other associated Assets not included within a Closing which occurred on or before February 15, 2001 (except the Tower at the Site designated on Annex I as PV-386) must also be consented to in writing prior to the next Subsequent Closing by TowerCo in order to be subjected to the Sublease as provided in Section 1.19(c) herein.

     3. The first sentence of the first paragraph of Schedule 2.2(b) of the Agreement to Sublease shall be deleted in its entirety and replaced with the following:

          For Towers included within a Closing which occurred on or before February 15, 2001:

                           From the Initial Closing Date through February 15, 2001, TowerCo shall use its best efforts on behalf of Sublessors to obtain the consent referenced in
                           Section 2.2 of the Agreement to subject any given Restricted Item to the Sublease.

     4. The following is hereby inserted after the last paragraph of Schedule 2.2(b) of the Agreement to Sublease:

          For Towers not included within a Closing which occurred on or before February 15, 2001 the two paragraphs above shall not apply and instead the following three paragraphs shall apply in lieu thereof:

                           After March 8, 2001 until the Final Closing Date, TowerCo shall use reasonable efforts on behalf of Sublessors to obtain the consents referenced in
                           Section 2.2 of the Agreement to Sublease; provided that TowerCo shall have (i) the option of requesting from the ground lessor consent to sublease Available Space (as defined in the Sublease) to Space

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                           Subtenants  (as defined in the  Sublease) at the same
                           time that it requests consent on behalf of Sublessors to sublease a Restricted Item to TowerCo and (ii) discretion as to the amount of a one-time payment, if any, to offer to the applicable ground lessor in order to obtain the consent to sublease a Restricted Item to TowerCo and to sublease Available Space (as defined in the Sublease) to Space Subtenants (as defined in the Sublease). If a one-time payment is accepted by the applicable ground lessor and the applicable Tower is an Included Tower pursuant to
                           Section 1.19(c) herein, the applicable Sublessor shall pay the applicable ground lessor an amount up to $20,000 (per Tower) of any such one-time payments within 5 business days after the applicable Closing on such Tower and TowerCo shall pay such ground lessor any additional amount required in connection with such consent.

                           TowerCo shall inform Jason Wilcox (or such other person that AirTouch may designate by written notice) at least weekly of the status of TowerCo's efforts and of requested consents and inducements offered. TowerCo shall deliver written reports, memoranda or material correspondence relating to the activities described in this schedule and of responses or counteroffers received from ground lessors and others from whom consents are requested. TowerCo shall be responsible for compliance with applicable Laws in connection with its activities under Section 2.2 of the Agreement.

                           AirTouch will cooperate in good faith through Jason Wilcox (or such other person that AirTouch may designate by written notice) who shall reasonably respond to TowerCo's questions concerning the parties from whom consents are to be requested. In the event that TowerCo provides AirTouch with a written report, memoranda or material correspondence in connection with a Site for which TowerCo has obtained consent conditioned upon AirTouch's approval or consent, written or otherwise ("AirTouch Approval"), AirTouch shall provide a written response to TowerCo (which shall set forth a good faith basis for denial if the approval or consent is denied) within ten (10) days after the receipt of a written request by TowerCo for AirTouch Approval (an "AirTouch Approval Request"), or such Site shall be an Included Tower for the next applicable Closing subject to Section 1.19(c) and AirTouch shall take all necessary action to ensure that such Site may be closed on; provided, however, nothing contained herein shall be deemed to require AirTouch to expend any amount greater than $20,000 per Tower in connection with any AirTouch Approval Request, AirTouch Approval or deemed AirTouch Approval.

     5. The following is hereby inserted before Section 2.3(a):

          For Towers included within a Closing which occurred on or before February 15, 2001:


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     6. The following is hereby  inserted  after Section 2.3(a) of the Agreement to Sublease:

                  TowerCo shall pay the Sublessors $360,000 for the Tower at the Site designated on Annex I as PV-386 and the Closing of such Tower shall occur on the first Subsequent Closing following February 15, 2001.

                  For Towers (i) not included within a Closing which occurred on or before February 15, 2001 and (ii) which are not Towers at Sites designated on Annex I as PV-501, PV-537, PV-282 or PV-386:

                    At any given Closing, TowerCo shall pay the Sublessors consideration for each Included Tower that is the subject of such Closing, in the following amounts:

                    (a) $325,000 for each of the first ten (10) Towers for which a Closing occurs after February 15, 2001;

                    (b) $300,000 for each of the second ten (10) Towers for which a Closing occurs after February 15, 2001; and

                    (c) $275,000 for each Tower after the first twenty (20) for which a Closing occurs after February 15, 2001.

     7. The following is hereby inserted before Section 2.3(b) of the Agreement to Sublease:

     For Towers included within a Closing which occurred on or before February 15, 2001:

     8. The following is hereby inserted after Section 2.3(b) of the Agreement to Sublease:

     Section 2.3(b) shall not apply to Towers closed after February 15, 2001.

     9. The fourth sentence of Section 2.4 of the Agreement to Sublease shall be deleted in its entirety and replaced with the following:

                  Each Subsequent Closing (i) which occurred on or before February 15, 2001 shall involve no fewer than 45 Included Towers and (ii) which occurs after February 15, 2001 shall involve no fewer than 10 Included Towers, except the Final Closing which may involve fewer than 10 Included Towers.

                  Each Subsequent Closing which occurred on or before February 15, 2001, shall occur on months-end after the month in which the Initial Closing falls (each, a "Subsequent Closing Date") and with at least ten (10) Business Days notice from AirTouch to TowerCo being required.

                  Each Subsequent Closing which occurs after February 15, 2001 (except the Final Closing which requires no notice and which shall occur on the Final Closing Date) shall occur on a date that TowerCo shall select (that designated date also being a

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                  "Subsequent Closing Date") and which in no event shall be less than ten (10) Business Days from the date upon which TowerCo delivers written notice to Jason Wilcox (or such other person that AirTouch may designate by written notice).

     10. The second to last sentence and last sentence of Section 2.4 of the Agreement to Sublease shall be deleted in their entirety and replaced with the following sentences:

                  The last Subsequent Closing (the "Final Closing") is scheduled to occur on June 29, 2001 (the "Final Closing Date"). Unless otherwise agreed to by the parties, each Closing after February 15, 2001 shall take place at Sublessors' Orange County, California office located at 15505 Sand Canyon Avenue, Building D, First Floor, Irvine, California 92618.

     11. Section 12.1(e) is hereby deleted in its entirety and replaced with the following:

                  by either TowerCo or AirTouch, in the event that all Closings have not occurred on or before June 29, 2001 for any reason other than a breach or default by such terminating party of its respective representations, warranties, covenants, agreements or other obligations hereunder, such that the conditions to the non-terminating party's Closing obligations set forth in Section 9.1(a) or 9.1(b), or in Section 8.1(a) or 8.1(b), as the case may be, would not be satisfied.

     12. If Closings occur on 20 or more Towers after February 15, 2001, the parties agree that the Towers at Sites designated on Annex I as PV-501, PV-537 and PV-282 will not be Included Towers pursuant to the Agreement to Sublease. If Closings do not occur for 20 or more Towers after February 15, 2001, this
Section 12 shall not have effect and the parties shall not be deemed to have waived or affected their rights with respect to the Towers at Sites designated on Annex I as PV-501, PV-537, PV-282 as they existed on March 8, 2001.

     13. Except as modified herein, the terms and provisions of the Agreement to Sublease shall remain in full force and effect without further modification or amendment whatsoever. All capitalized terms not otherwise defined herein shall have the meaning given to them in the Agreement to Sublease.




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         IN WITNESS  WHEREOF,  the parties have  executed  this  Agreement to be effective as of March 8, 2001.

                   VERIZON WIRELESS (VAW) LLC
                   dba Verizon Wireless

                   BY:  CELLCO PARTNERSHIP, its sole member

                          By:    /s/Richard J. Lynch
                                ------------------------------------
                                              Richard J. Lynch
                                        Executive Vice-President and
                                           Chief Technical Officer

                   LOS ANGELES SMSA LIMITED PARTNERSHIP
                   LOS ANGELES SMSA LIMITED PARTNERSHIP
                   dba AirTouch Wireless

                   BY:  AIRTOUCH CELLULAR, as General Partner

                          By:  /s/Robert F. Swaine
                               -------------------------------------
                          Print Name:   Robert F. Swaine
                                       -----------------------------
                          Title:  Area Vice President, Area Network (Southwest)
                                  ---------------------------------------------

                   OXNARD-VENTURA-SIMI LIMITED PARTNERSHIP
                   dba AirTouch Wireless

                   BY:  AIRTOUCH CELLULAR, as General Partner

                          By:  /s/Robert F. Swaine
                               -------------------------------------
                          Print Name:  Robert F. Swaine
                                       -----------------------------
                          Title:  Area Vice President, Area Network (Southwest)
                                  ---------------------------------------------

                   SPECTRASITE HOLDINGS, INC.

                          By:  /s/Glen F. Spivak
                               --------------------------------------------
                          Print Name:  Glen F. Spivak
                                       ------------------------------------
                          Title:  Vice President
                                  -----------------------------------------

                   CALIFORNIA TOWER, INC.

                          By:      /s/Ralph W. Deppisch
                                   ----------------------------------------
                          Print Name:  Ralph W. Deppisch
                                       ------------------------------------
                          Title:   Vice President General Manager
                                   ----------------------------------------

 [counterpart signature page - March 8, 2001 Amendment to Agreement to Sublease]